UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2009

Date of Report (Date of earliest event reported)

bebe stores, inc.

(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Valley Drive

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

(415) 715-3900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 27, 2009, bebe stores, inc.  (the “Registrant”) and Bank of America N.A. (the “Bank”) executed the Fourth Amendment (the “Amendment”) to the Business Loan Agreement dated March 28, 2003 between the Registrant and the Bank (“the Agreement”) to amend the expiration date of the Agreement from March 31, 2009 to March 30, 2010.

The Agreement and the Amendment provide the Registrant with an unsecured commercial line of credit which provides for borrowings and issuance of letters of credit for up to $25.0 million and now expires on March 30, 2010.  The Agreement requires the Registrant to comply with certain financial covenants, including amounts for minimum tangible net worth, unencumbered liquid assets and profitability, and certain restrictions on making loans and investments.  Outstanding cash borrowings bear interest at either the bank’s reference rate (which was 3.25% as of January 3, 2009) or the LIBOR rate plus 1.75 percentage points.  As of January 3, 2009, there were no outstanding cash borrowings under the Agreement, and there was $2 million outstanding in letters of credit.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which was filed as Exhibit 10.18 to the Registrant’s Form 8-K on September 20, 2004 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Business Loan Agreement between Registrant and Bank of America N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2009	bebe stores, inc.

	By:	/s/ Walter Parks
	Name:	Walter Parks
	Title:	Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Fourth Amendment to Business Loan Agreement between Registrant and Bank of America N.A.